UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 688-5201

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 2, 2011, Multi-Fineline Electronix, Inc. (the “Company”) entered into a 10b5-1 Repurchase Plan Agreement providing for the repurchase of up to 500,000 shares in the aggregate of the Company’s common stock on the open market. These repurchases of common stock will be made under a Rule 10b5-1 plan, which permits common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The timing, price and volume of repurchases under the Rule 10b5-1 plan will be based on market conditions, relevant securities laws and other factors. The Company’s Board of Directors has authorized a repurchase program for the Company to repurchase up to an aggregate of 1,100,000 shares of the Company’s common stock, with the current Rule 10b5-1 plan constituting a portion of those shares. Neither the stock repurchase program nor the current Rule 10b5-1 plan require the Company to repurchase any minimum number of shares, and the Company may terminate the repurchase program at any time. The Company may enter into additional repurchase plans from time to time covering the balance of the shares in the repurchase program.

The information in this Item 8.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: September 6, 2011
	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

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